Exhibit (10)(k)(i)

Amendment No. 5

to

Schedule A to Exhibit (10)(k)

February 25, 2005

The following table sets forth the name of each current officer of Potlatch Corporation who has executed the Indemnification Agreement filed as Exhibit (10)(k):

Name of Officer	Position	Date Agreement Executed
L. Pendleton Siegel	Chairman and Chief Executive Officer	December 11, 1986

Terry L. Carter	Controller	January 1, 2003

Ralph M. Davisson	Vice President	April 1, 1990

Robert P. DeVleming	Vice President	October 22, 2004

Christopher A. Eckel	Vice President	February 1, 2005

Richard K. Kelly	Vice President	July 15, 1999

John R. Olson	Vice President	July 30, 1999

Harry D. Seamans	Vice President	January 1, 2003

Gerald L. Zuehlke	Vice President, Finance Chief Financial Officer	April 10, 1995

Malcolm A. Ryerse	Corporate Secretary	August 7, 2000